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Exhibit 99.1

For Immediate Release

NetBank Contact:
Matthew Shepherd
678-942-2683
mshepherd@netbank.com

RBMG Contact:
Jerri Franz
904-306-9222, ext. 2
jfranz@marketingsynergies.com

NetBank, Inc. Reaches Definitive Agreement
To Acquire Resource Bancshares Mortgage Group, Inc.

Combination Will Create a Diversified Financial Services Powerhouse
That Leverages Technology to Create Greater Customer and Shareholder Value

ATLANTA—(November 19, 2001)—NetBank, Inc. (Nasdaq: NTBK), the holding company for the country's largest independent Internet bank, NetBank® (www.netbank.com), Member FDIC and Equal Housing Lender, today announced a definitive agreement to acquire Resource Bancshares Mortgage Group, Inc. (Nasdaq: RBMG; www.rbmg.com), a wholesale mortgage banking company and financial intermediary focused on the purchase, sales and servicing of residential, single-family first mortgage loans through a nationwide network of mortgage brokers and correspondent banks. Terms of the agreement call for common shareholders of RBMG to receive 1.1382 shares of NetBank common stock in exchange for each share of RBMG common stock.

The acquisition is part of the bank's investment strategy and builds on its purchase earlier this year of Market Street Mortgage, a direct-to-consumer mortgage lender based in Clearwater, Florida, with 42 offices in 10 states. RBMG's conforming mortgage business will operate as a wholly owned subsidiary of the bank. Based on third quarter results of this year, the combined company will have assets totaling $3.6 billion and approximately 1,950 employees. The combined company's stock will trade on Nasdaq under the NetBank name and ticker symbol. The acquisition is expected to close within the first half of 2002, possibly by the end of the first quarter, and is subject to normal shareholder and regulatory approval.

The two companies have complementary strengths that when combined represent greater earnings opportunities and exceptional business synergies, including:

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  A lower-cost source of funding for the mortgage business through the bank's proven efficiency in attracting deposits on the Internet;

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  Improved means for the bank to deploy deposits into sound, higher-yield assets;

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  Further diversification of the bank's income stream, including increased fee income;

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  Greater cross-selling opportunities, whether the customer relationship begins on the mortgage or banking side of the business; and

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  Further depth of management that mixes the asset-generation experience of the mortgage business with the technology and new media marketing expertise of the bank.

"This acquisition is particularly significant," said D.R. Grimes, CEO, NetBank. "In many ways, it will complete our transition from a start-up retail bank into a sizeable, diversified financial services institution. Over the past year, we have talked about our effort to strategically build out the asset side of the bank's balance sheet to create greater value for our shareholders. With Market Street Mortgage, we were able to enter the retail lending business with a seasoned management team and increase our overall earnings immediately. RBMG represents the same opportunity on a larger scale within the wholesale industry."

"Beyond the operational synergies that exist between the companies, we share a customer-centric corporate culture and a focus on continually growing our core profitability," said Douglas K. Freeman, CEO, RBMG. "Both companies share a reputation for being an innovator in leveraging technology across their business to improve internal efficiencies and better serve their customers. Together, we will have tremendous intellectual capital and skill sets to build on."

Following the successful completion of the acquisition, T. Stephen Johnson and Grimes will continue as Chairman and Vice Chairman of the combined company. Freeman will serve as CEO. The board of directors will consist of 11 members—6 from the NetBank board, 4 from the RBMG board and one member who currently serves on both boards. Existing management teams will oversee the respective businesses.

A conference call with analysts has been scheduled for 11 a.m. ET today. Johnson, Grimes and Freeman will discuss the integration of the two businesses and answer analyst questions. Individual investors may submit their questions via e-mail to investorrelations@netbank.com until 10 a.m.

Interested parties can listen to the call by dialing 877-918-3008 (or 712-271-0618 from outside of the U.S.) When asked, individuals must identify the conference call leader as D.R. Grimes and the password as NetBank. The speakers will work from a presentation highlighting the inherent opportunities of the transaction. The presentation is posted on the Web sites of both companies, in the Investor Relations areas at www.netbank.com and www.rbmg.com.

The call will also be available through an audiocast on both sites in the above-referenced areas. Individuals should log on 10 minutes before the call begins in case they need to download any necessary software application. Or, individuals may call 800-388-4923 to hear a replay of the discussion. The replay number will be active immediately afterward through November 26.

I. About NetBank®

NetBank, Inc. (Nasdaq: NTBK) is a financial services company that has recorded 14 consecutive quarters of profitability to date. Its wholly owned subsidiary, NetBank, Member FDIC, currently has $2.5 billion in assets and serves customers in all 50 states and 20 foreign countries. NetBank shares the operational cost savings of its branchless business model with customers through high interest rates on deposit accounts and reduced- or no-fee banking services. The bank offers a comprehensive line of banking, brokerage and lending products along with innovative services. Customers enjoy free interest-bearing checking with an ATM or Visa® Check Card, free unlimited online bill payment and presentment, wireless account access and an account consolidation service that allows them to review their online accounts at other institutions through the NetBank Web site. Readers of Worth honored NetBank as a top online bank in the magazine's 2000 and 2001 "Readers' Choice Awards." For more information, visit NetBank at www.netbank.com, or call 1-888-BKONWEB (256-6932).

About Resource Bancshares Mortgage Group, Inc.

Resource Bancshares Mortgage Group, Inc. (Nasdaq: RBMG) is a financial services company primarily engaged in the business of mortgage banking. Through its wholly owned subsidiaries, RBMG works with correspondent lenders and brokers to purchase, sell and service agency-eligible and subprime residential, single-family first-mortgage loans and to purchase and sell servicing rights associated with agency-eligible loans. More information about RBMG can be found at www.rbmg.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between NetBank and RBMG, including a lower-cost source of funding for RBMG, access to higher-yield assets for NetBank, further diversification of NetBank's income stream and greater cross-selling opportunities for both businesses; (ii) statements with respect to NetBank's and RBMG's plans, objectives, expectations and intentions and other statements that are not historical facts, including the proposed management structure of the combined company; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of NetBank's and RBMG's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of NetBank and RBMG may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) NetBank may not attract sufficient deposits to provide RBMG greater liquidity for loan funding;(3) RBMG may not generate a consistent volume of varied loan products for NetBank to retain as investments; (4) unexpected changes in existing senior management teams of either company before the merger is complete; (5) revenues following the merger may be lower than expected; (6) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (7) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (8) the failure of NetBank's and RBMG's shareholders to approve the merger; (9) competitive pressures among financial services institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (10) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (11) changes in the U.S. and foreign legal and regulatory framework; and (12) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets. Additional factors that could cause NetBank's and RBMG's results to differ materially from those described in the forward-looking statements can be found in NetBank's and RBMG's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to NetBank or RBMG or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. NetBank and RBMG do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The proposed transaction will be submitted to NetBank's and RBMG's shareholders for their consideration, and NetBank and RBMG will file a registration statement, of which a joint proxy statement/prospectus will form a part and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about NetBank and RBMG, at the SEC's Internet site (www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to NetBank, Inc., Investor Relations, Royal Centre Three, Suite 100, 11475 Great Oaks Parkway, Alpharetta, GA 30022, 770-343-6006, or to

Resource Bancshares Mortgage Group, Inc., Investor Relations, 7909 Parklane Road, Columbia, SC 29223, 803-741-3000.

NetBank and RBMG, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of NetBank and RBMG in connection with the merger. Information about the directors and executive officers of NetBank and their ownership of NetBank common stock is set forth in the proxy statement, dated March 26, 2001, for NetBank's 2001 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Information about the directors and executive officers of RBMG and their ownership of RBMG common stock is set forth in the proxy statement, dated April 6, 2001, for RBMG's 2001 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

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  Exhibit 99.1